As filed with the Securities and Exchange Commission on May 30, 1996
                                              Registration No. 33-___________
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           _________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                           __________________________


                              HOOPER HOLMES, INC.
             (Exact name of registrant as specified in its charter)

         New York                                    22-1659359
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                    Identification No.)

                               170 Mt. Airy Road
                        Basking Ridge, New Jersey 07920
                                 (908) 766-5000
   (Address, including zip code, and telephone number of Principal Executive
                                    Offices)


      Hooper Holmes, Inc.              Employee Stock Purchase Plan (1993)
      1994 Stock Option Plan           of Hooper Holmes, Inc.
                         (Full Title of the Plan)
       ____________________________________________________________

                          Robert William Jewett, Esq.
                               170 Mt. Airy Road
                        Basking Ridge, New Jersey 07920
                                 (908) 766-5000
           (Name, address and telephone number of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------------------------
     Title of Securities        Amount to be Registered       Proposed Maximum         Proposed Maximum       Amount of Registration
      to be Registered                                         Offering Price         Aggregate Offering               Fee
                                                                Per Unit (2)                Price
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock                       750,000 (1)                   $10.75                   $8,062,500                  $2780.18

 Interests in Employee Stock
  Purchase Plan (3)
- ------------------------------------------------------------------------------------------------------------------------------------

________________

(1) 500,000 of such shares are to be offered and sold pursuant to the 1994 Stock Option Plan and 250,000 shares are to be offered and sold pursuant to the Employee Stock Purchase Plan (1993).

(2) Pursuant to Rule 457(h), the proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee and is based upon the average of the high and low sales prices of the common stock of the registrant as reported on the American Stock Exchange on May 28, 1996, a date within five business days of the date on which this registration statement is being filed.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Employee Stock Purchase Plan (1993).

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



                                EXPLANATORY NOTE
                                ----------------


   As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan as required by Securities Act Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE



     The following documents filed with the Commission by Hooper Holmes, Inc. (the "Company") are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:


         (a) The Annual Report on Form 10-K of the Company for the year ended December 31, 1995 (File No. 1-9972).


         (b) The Quarterly Report on Form 10-Q of the Company for the Quarter ended March 31, 1996.


         (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.


         (d) The description of the Company's common stock contained in the registration statement on Form 8-A under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.


     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES


     Not Applicable.



ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL


     Certain legal matters in connection with the securities offered hereby will be passed upon for the Company by Steptoe & Johnson LLP, Washington, D.C. Mr. John E. Nolan, Jr., a partner of Steptoe & Johnson LLP, is a director of the Company.



ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Sections 722 and 723 of the General Business Corporation Law of the State of New York grant corporations the power to indemnify their directors and officers in accordance with the provisions therein set forth.


     Article X of the by-laws of the registrant provides as follows:


                                INDEMNIFICATION


     The Corporation shall (a) indemnify any person made a party to an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, and/or with any approval therein, and (b) indemnify any person made, or threatened to be made, a party to any action or proceeding, other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or served any other Corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise in any capacity at the request of the Corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, in each case to the fullest extent permissible under Sections 721 through 726 of the New York Business Corporation Law or the indemnification provisions of any successor statute.


     The Company has entered into indemnity agreements with certain of its executive officers and directors. Each such Indemnity Agreement provides for indemnification to the fullest extent permitted by New York law against (i) in the case of third party Proceedings (as defined in the Agreements), all Expenses (as defined in such

Agreements, and including attorneys fees), judgments, fines and penalties actually and reasonably incurred in connection with the defense or settlement of a Proceeding, and (ii) in the case of a Proceeding by or in the right of the Company, amounts paid in settlement and all Expenses actually and reasonably incurred in connection with the defense or settlement of a Proceeding, in either case on account of service as an officer or director of the Company, or, at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (as defined in the Agreements). The Company's obligations under each Agreement continue in force even though the officer and/or director may have ceased to be an officer or director and inure to the benefit of the heirs and personal representatives of the officer and/or director. However, the Agreements provide that such officer and/or director is not entitled to indemnity unless (i) with respect to third party Proceedings, the officer and/or director acted in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interest of the Company and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful, and (ii) with respect to Proceedings by or in the right of the Company, the officer and/or director acted in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interest of the Company, except that in no case shall indemnification be made in this case in respect of (1) a threatened action or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which the action was brought (or, if no action was brought, any court of competent jurisdiction) determines upon application that, in view of all the circumstances of the case, the officer and/or director is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. In any case, an officer and/or director who is successful on the merits or otherwise in the defense of any Proceeding or in the defense of any claim, issue or matter therein (including the dismissal of an action without prejudice) shall be indemnified against all Expenses incurred in connection therewith.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED


     The options presently outstanding under the 1994 Stock Option Plan were granted only to officers, directors and key employees of the Company. Accordingly, the Company believes that registration with respect to the grant of those options was not required pursuant to the exemption afforded by Section 4(2) of the 1933 Act. No shares have been sold pursuant to the Employee Stock Purchase Plan (1993).



ITEM 8.  EXHIBITS


      5.1       Opinion of Steptoe & Johnson


      10.1      Hooper Holmes, Inc. 1994 Stock Option Plan


      10.2      Employee Stock Purchase Plan (1993) of Hooper Holmes, Inc.


      23.1 Consent of Steptoe & Johnson (included herein the opinion filed as Exhibit 5.1).


      23.2      Consent of KPMG Peat Marwick LLP


      24.1      Powers of Attorney (included herein on pages II-7, 8)


ITEM 9.  UNDERTAKINGS


Rule 415 Offering
- -----------------


     The undersigned registrant hereby undertakes:


           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.


           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
             ---- ----


           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Incorporation of subsequent Exchange Act documents by reference
- ---------------------------------------------------------------

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall he deemed to be the initial bona fide offering thereof.
                         ---- ----

Form S-8 Registration Statement
- -------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     The Registrant.  Pursuant to the requirements of the Securities Act of
     --------------
1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Basking Ridge, State of New Jersey, on May 30, 1996.



                                            HOOPER HOLMES, INC.



                                        By: /s/ James M. McNamee
                                           --------------------------
                                           James M. McNamee
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints James M. McNamee and Robert William Jewett, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign any post-effective amendments to this Registration Statement, and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith with the Securities and Exchange Commission under the Securities Act of 1933, grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that each of such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                      Title                       Date
     ---------                      -----                       ----

     /s/ Frederick D. King    Chairman of the Board            May 29, 1996
     ----------------------                                       ---
     Frederick D. King

     /s/ James M. McNamee     President, Chief Executive       May 28, 1996
     ----------------------   Officer and Director
     James M. McNamee

     /s/ Fred Lash            Chief Accounting and Financial   May 29, 1996
     ----------------------   Officer and Treasurer
     Fred Lash

     /s/ G. Earle Wight       Senior Vice President and        May 27, 1996
     ----------------------   Director
     G. Earle Wight

     /s/ Benjamin A. Currier  Director                         May 27, 1996
     ----------------------
     Benjamin A. Currier

     /s/ John E. Nolan, Jr.   Director                         May 25, 1996
     ----------------------
     John E. Nolan, Jr.

     /s/ Kenneth R. Rossano       Director   May 25, 1996
     ------------------------
     Kenneth R. Rossano

     /s/ Anne King Sullivan       Director   May 28, 1996
     ------------------------
     Anne King Sullivan

                                  Director   May   , 1996
     ------------------------                   ---
     Quentin J. Kennedy

     /s/ Elaine L. La Monica      Director   May 28, 1996
     ------------------------
     Elaine L. La Monica


          The Plan.  Pursuant to the requirements of the Securities Act of 1933,
          --------
the Administrative Committee of the Employee Stock Purchase Plan (1993) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Basking Ridge, State of New Jersey, on May 28, 1996.


                                         EMPLOYEE STOCK PURCHASE PLAN (1993)


                                         By: /s/ Anne King Sullivan
                                             -------------------------------


                                         By: /s/ John E. Nolan, Jr.
                                             -------------------------------


                                         By:
                                             -------------------------------

                                 EXHIBIT INDEX




       Exhibit Number         Description of Exhibit
       --------------         ----------------------


        5.1                   Opinion of Steptoe & Johnson


       10.1                   Hooper Holmes, Inc. 1994 Stock Option Plan


       10.2                   Employee Stock Purchase Plan (1993) of Hooper
                              Holmes, Inc.


       23.1 Consent of Steptoe & Johnson (included in the opinion filed as Exhibit 5.1)


       23.2                   Consent of KPMG Peat Marwick LLP


       24.1                   Powers of Attorney (included on pages II-7, 8).